UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2018

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1133 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On June 11, 2018 the Company amended its Receivables Loan and Security Agreement, dated as of January 25, 2018, with DZ Bank AG Deutsche Zentra-Genossenschafsbank and the other parties thereto, to modify a provision in the calculation of “Eligible Receivables” thereunder. Under the agreement, aggregate receivables pursuant to contracts with payment terms greater than 60 days are subject to a threshold of 2.5% of eligible receivables, as defined therein. Receivables in excess of this threshold are excluded from borrowing eligibility. This amendment permits the Company to exclude the receivables of a single large, high-quality customer from this threshold limitation, resulting in additional borrowing capacity of approximately $10 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
	Name:	Paul Tomkins
	Title:	Senior Vice President and Chief Financial Officer

Date:  June 15, 2018